Exhibit 99.2

EON Resources Inc.

Chairman and CEO Issues Letter to Shareholders

HOUSTON, TX / March 12, 2025 / EON Resources Inc. (NYSE American: EONR) (“EON” or the “Company”) is an independent upstream energy company with oil and gas properties in the Permian Basin. Today, the Company’s Chairman and CEO issues a letter to the shareholders on current business activity and plans.

The letter can be found on the EON website under the Governance section of the Investor Relations page. Link: EON Shareholder Letters and the EON website link: www.EON-R.com

About the Oil Field Property

In November 2023, the Company acquired LH Operating, LLC (“LHO”) including its holdings in New Mexico of oil and gas waterflood production comprising 13,700 contiguous leasehold acres, 342 producing wells and 207 injection wells situated on 20 federal and 3 state leases in the Grayburg-Jackson Oil Field. The Grayburg-Jackson Oil Field is located on the Northwest Shelf of the prolific Permian Basin in Eddy County, New Mexico.

Leasehold rights of LHO, now a wholly owned subsidiary of the Company, include the Seven Rivers, Queen, Grayburg and San Andres intervals that range from as shallow as 1,500 feet to 4,000 feet in depth. The December 2023 reserve report from our third-party engineer, William H. Cobb and Associates, Inc. (“Cobb”), reflects LHO to have proven reserves of approximately 15.4 million barrels of oil and 3.5 billion cubic feet of natural gas. The mapped original-oil-in-place (“OOIP”) in the LHO leasehold is approximately 876 million barrels of oil in the Grayburg and San Andres intervals and 80 million barrels in the Seven Rivers interval for a total OOIP of approximately 956,000,000 barrels of oil.

Our primary production is currently from the Seven Rivers zone. In addition to proven reserves, the Company believes it may access an additional 34 million barrels of oil by adding perforations in the Grayburg and San Andres formations. With proven oil reserves of over 15 million barrels, combined with the potential 34 million additional barrels from the Grayburg and San Andres zones, LHO should produce oil and a revenue stream for more than two decades with a low decline rate.

About EON Resources Inc.

EON is an independent upstream energy company focused on maximizing total returns to its shareholders through the development of onshore oil and natural gas properties in the United States. EON’s long-term goal is to maximize total shareholder value from a diversified portfolio of long-life oil and natural gas properties built through acquisition and through selective development, production enhancement, and other exploitation efforts on its oil and natural gas properties.

EON’s Class A Common Stock trades on the NYSE American Stock Exchange (NYSE American: EONR) and the Company’s public warrants trade on the NYSE American Stock Exchange (NYSE American: EONR WS). For more information on EON, please visit the Company’s website: https://eon-r.com/

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. Important factors - including the availability of funds, the results of financing efforts and the risks relating to our business - that could cause actual results to differ materially from the Company’s expectations are disclosed in the Company’s documents filed from time to time on EDGAR (see www.edgar-online.com) and with the Securities and Exchange Commission (see www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations

Michael J. Porter, President

PORTER, LEVAY & ROSE, INC.

mike@plrinvest.com